PILGRIM GOVERNMENT SECURITIES INCOME FUND, INC.

                        40 N. CENTRAL AVENUE, SUITE 1200
                             PHOENIX, ARIZONA 85004

                              ______________, 1999

Pilgrim Securities, Inc.
40 N. Central Avenue, Suite 1200
Phoenix, Arizona 85004

     Re:  Underwriting Agreement

Gentlemen:

     We are a California corporation operating as an open-end management investment company (hereinafter referred to as the "Fund"). As such, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). We desire to offer and sell our authorized but unissued capital shares to the public in accordance with the applicable Federal and state securities laws.

     You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal underwriter for the shares of the Funds. We have been authorized to execute and deliver this Agreement to you by a resolution of our Board of Directors adopted at a meeting of the Directors, at which a majority of Directors, including a majority of our Directors who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of the said resolution approving this Underwriting Agreement. This Agreement is intended to apply to all shares of the Fund issued before or after this Agreement.

     1. APPOINTMENT OF UNDERWRITER. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for distribution of the shares (other than sales made directly by the Fund without sales charge) and agree that we will deliver to you such shares as you may sell. You agree to use your best efforts to promote the sale of the shares of the Fund, but you are not obligated to sell any specific number of the shares.

     2. INDEPENDENT CONTRACTOR. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the shares as our agent. You may appoint sub-agents or distribute the shares through dealers (or otherwise) as you may determine necessary or desirable from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

     3. OFFERING PRICE. Shares of the Funds shall be offered at a price equivalent to their net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Fund's prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the shares which shall be determined and become effective as of the close of business of the New York Stock Exchange on that day. The net asset value so determined shall apply to all orders for the purchase of the shares received by dealers prior to such determination, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value plus your sales commission; provided that such dealers notify you of the time when they received the particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that our Shareholder Servicing and Transfer Agent (collectively, "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and such Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

     4. SALES COMMISSION.

          (a) In respect of each Class of Shares other than Class B Shares:

               (i) You shall be entitled to receive a sales commission on the sale of shares of the Funds in the amounts and according to the procedures set forth in the Funds' Prospectus then in effect under the 1933 Act (including any supplements or amendments thereto).

               (ii) In addition to the payments of the sales commissions to you provided for in paragraph 4(a), you may also receive reimbursement for expenses or a maintenance or trail fee as may be required by and described in the distribution plans adopted by the Funds pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plans").

          (b) In respect of the Class B Shares of each Fund, the following provisions shall apply:

               (i) In consideration of your services as principal underwriter of the Funds' Class B Shares pursuant to this Underwriting Agreement and our distribution plan pursuant to Rule 12b-1 under the 1940 Act in respect of such shares (the "Class B Distribution Plan"), we agree: (I) to pay to you monthly in arrears your "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") which shall accrue daily in an amount equal to the product

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of (A) the daily  equivalent of 0.75% per annum  multiplied by (B) the net asset value of the Class B Shares of each Fund outstanding on such day, and (II) to withhold from redemption proceeds your Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") and to pay the same over to you or at your direction.

               (ii) The Allocation Schedule attached hereto as Schedule A and each of the provisions set forth in clauses (I) through (V) of the second sentence of Section 1(A) of the Class B Distribution Plan as in effect on the date hereof, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

               (iii) In addition  to the  payments  of amounts  provided  for in
Section 4(b)(i) and (ii), you may also receive reimbursement for expenses or a maintenance or trail fee as may be required by and described in the Class B Distribution Plan.

          (c) You may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as you shall deem advisable, so long as any such commissions or discounts are set forth in the Fund's then current Prospectus, to the extent required by the applicable federal and state securities laws.

     5. PAYMENT OF SHARES. At or prior to the time of delivery of any of our shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such shares from the offering price of such shares when received by you.

     6. REGISTRATION OF SHARES. No shares shall be registered on our books until
(i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Transfer Agent of a certificate signed by an officer of the Fund stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all shares purchased in unissued form in "book accounts", unless a request in writing for certificates is received by the Transfer Agent, in which case certificates for shares in such names and amounts as is specified in such writing will be delivered by the Transfer Agent, as soon as practicable after their registration on the books.

     7. PURCHASES FOR YOUR OWN ACCOUNT. You shall not purchase our shares for your own account for purposes of resale to the public, but you may purchase shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the shares will not be resold except through redemption by us.

     8. SALE OF SHARES TO AFFILIATES. You may sell our shares at net asset value, pursuant to a uniform offer described in our Prospectus (i) to our Directors and officers, our investment manager or your company or affiliated companies thereof, (ii) to the bona fide, full time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) to any trust, pension, profit-sharing, or other benefit plan for such persons, or (iv) to any other person set forth in our current Prospectus, provided that such sales are made in accordance with the Rules and

Regulations under the 1940 Act and that such sales are made upon the written assurance of the purchaser that the purchases are made for investment purposes only, not for the purpose of resale to the public and that the shares will not be resold except through redemption by us.

     9. ALLOCATION OF EXPENSES.

          (a) We will pay the expenses:

               (i) Of the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statement under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

               (ii) Of the preparation, including legal fees, and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in such Amendments and the first ten
          (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by your (including your "Parents") or related to your activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

               (iii) Of the preparation, printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders; and

               (iv) Of filing and other fees to Federal and state securities regulatory authorities necessary to register and maintain registration of the shares.

          (b) Except to the extent that you are entitled to reimbursement under the provisions of any of the Distribution Plans pursuant to Rule 12b-1 under the 1940 Act, you will pay the following expenses:

               (i) Of printing additional copies of the Prospectus and Statement of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public;

               (ii) Of the preparation, excluding legal fees, and printing of all amendments and supplements to our Registration Statement if the Amendment or supplement arises from or is necessitated by your (including your "Parent") or related to your activities where those expenses would not otherwise have been incurred by us; and

               (iii) Of printing additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our shares to the public.

     10. Furnishing of Information. We will furnish to you such information with respect to our company and its shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding our financial condition, as you may reasonably request.

     11. Conduct of Business. Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

     You shall comply with the applicable Federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     12. Redemption or Repurchase within Seven Days. If shares are tendered to us for redemption or are repurchased by us within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to us the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by us.

     13. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

     14. Term of Agreement. This Agreement shall become effective on the date first written above or on such later date approved by the Company's Board of Directors, including a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the Investment Company Act of 1940) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Funds or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not interested persons or parties to this Agreement (other than as Directors of the Company), cast in person at a meeting called for the purpose of voting on this Agreement.

     This Agreement: (i) may, at any time, be terminated without the payment of any penalty, either by vote of the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

     16. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.

     17. Miscellaneous. This Agreement shall be subject to the laws of the State of Maryland and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Parents," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act and the rules and regulations promulgated thereunder.

     18. Liability. Nothing contained herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning two such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                    Very truly yours,

                                    PILGRIM GOVERNMENT SECURITIES
                                    INCOME FUND, INC.


                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------


Accepted:

PILGRIM SECURITIES, INC.


By:
    ----------------------------------------

Title:
       -------------------------------------

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
                                   SCHEDULE A
                          to the Underwriting Agreement

                  UNDERWRITING AGREEMENT ALLOCATION PROCEDURES

     CDSCs and Distribution Fees related to Shares of Pilgrim Government Securities Income Fund, Inc. (the "Fund") shall be allocated by the Fund among Pilgrim Securities, Inc. ("PSI") and any replacement principal underwriter for Shares of the Fund (the "Successor Distributor") in accordance with this Schedule A.

     Defined terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them in the Underwriting Agreement for Shares of the Fund to which this Schedule A is attached. As used herein the following terms shall have the meanings indicated.

     "COMMISSION SHARE" means each Share of the Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share (including, without limitation, any Share of the Fund issued in connection with a Free Exchange) and any such Share shall continue to be a Commission Share of the Fund prior to the redemption (including a redemption in connection with a Free Exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

     "DATE OF ORIGINAL ISSUANCE" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

     "FREE EXCHANGE" means an exchange of a Commission Share of the Fund for a Commission Share of another Fund under circumstances where the CDSC which would have been payable in respect of a redemption of the exchanged Commission Share on the date of such exchange is waived and the Commission Share issued in such exchange is treated as a continuation of the investment in the Commission Share exchanged for purposes of determining the CDSC payable if such Commission Share issued in the exchange is thereafter redeemed.

     "FREE SHARE" means each Share of the Fund,  other than a Commission  Share,
including,   without  limitation,  any  Share  issued  in  connection  with  the reinvestment of dividends or capital gains.

     "INCEPTION DATE" means the first date on which the Fund issued Shares.

     "NET ASSET VALUE" means, (i) with respect to the Fund, as of the date any determination thereof is made, the net asset value of the Fund computed in the manner such value is required to be computed by the Fund in its reports to its shareholders, and (ii) with respect to any Share of the Fund as of any date, the quotient obtained by dividing: (A) the net asset value of the Fund (as computed in accordance with clause (i) above) allocated to Shares of the Fund (in accordance with the constituent documents for the Fund) as of such date, by (B) the number of Shares of the Fund outstanding on such date.

     "OMNIBUS SHARE" means, in respect of the Fund, a Commission Share or Free Share sold by one of the Selling Agents listed on Exhibit I. If, subsequent to closing of the Program, PSI and its Transferees reasonably determine that the Transfer Agent is able to track all Commission Shares and Free Shares sold by any of the Selling Agents listed on Exhibit I (taking into account all information provided to the Transfer Agent by such Selling Agent on a schedule sufficient to enable the Transfer Agent to Complete all required reports involving such information in a timely manner), in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that Commission Shares and Free Shares sold by such Selling Agent will no longer be treated as Omnibus Shares.

     "SHARE" means, in respect of any Fund, each Class B share of such Fund.

PART I: ATTRIBUTION OF SHARES

     Shares of each Fund, which are outstanding from time to time, shall be attributed to PSI and any Successor Distributor in accordance with the following rules;

     (1) COMMISSION SHARES OTHER THAN OMNIBUS SHARES:

     (a) Commission Shares which are not Omnibus Shares attributed to PSI shall be Commission Shares which are not Omnibus Shares the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the last day on which PSI acts as principal underwriter of Shares for such Fund.

     (b) Commission Shares which are not Omnibus Shares attributable to the Successor Distributor shall be Commission Shares which are not Omnibus Shares, the Date of Original Issuance of which occurs on or after the first day on which such Successor Distributor acts as principal underwriter of Shares for such Fund and on or prior to the last day such Successor for Distributor acts as principal underwriter of Shares for such Fund.

     (c) A Commission Share which are not Omnibus Shares of a particular Fund (the "ISSUING FUND") issued in consideration of the investment of proceeds of the redemption of a Commission Share which are not Omnibus Shares of another Fund (the "REDEEMING FUND") in connection with a Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to PSI or the Successor Distributor based upon such Date of Original Issuance in accordance with Part I(a) and (b) above.

     (d) A Commission Share which are not Omnibus Shares redeemed (other than in connection with a Free Exchange) or converted to a Class A share is attributable to PSI or Successor Distributor based upon the Date of Original Issuance in accordance with Part I(a), (b) and (c) above.

     (2) FREE SHARES OTHER THAN OMNIBUS SHARES:

     Free Shares which are not Omnibus Shares which are not Omnibus Shares of a Fund outstanding on any date shall be attributed to PSI or Successor Distributor, as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date; PROVIDED that if PSI reasonably determines that the Transfer Agent or the Selling Agent is able to produce monthly reports which track the Date of Original Issuance for the Commission Shares related to such Free Shares, then the Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

     (3) OMNIBUS SHARES:

     Omnibus Shares of the Fund outstanding on any date shall be attributed to PSI or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of the Fund outstanding on such date are attributed to it on such date; PROVIDED that if PSI and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II: ALLOCATION OF CDSCs

     (1) CDSCS RELATED TO THE REDEMPTION OF COMMISSION SHARES OTHER THAN OMNIBUS
SHARES:

     CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to PSI or Successor Distributor depending upon whether the related redeemed Commission Share is attributable to PSI or Successor Distributor, as the case may be, in accordance with Part I above.

     (2) CDSCS RELATED TO THE REDEMPTION OF OMNIBUS SHARES:

     CDSCs in respect of the redemption of Omnibus Shares shall be allocated to PSI or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; PROVIDED, that if PSI and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among PSI and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to PSI or a Successor Distributor, as the case may be, in accordance with Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEES

     Assuming that the Distribution Fee remains constant over time and among Funds so that Part IV hereof does not become operative:

     (1) The portion of the aggregate Distribution Fees accrued in respect of all Shares of the Fund during any calendar month allocable to PSI or a Successor Distributor is determined by multiplying the total of such Distribution Fees by the following fraction:

                                    (A + C)/2
                                    ---------
                                    (B + D)/2

where:

A = The aggregate net Asset Value of all Shares of the Fund attributed to PSI or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B = the aggregate Net Asset Value of all Shares of the Fund at the beginning of such calendar month

C  =  The  aggregate  Net  Asset  Value of all Shares of the Fund  attributed to
      PSI or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D = The aggregate Net Asset Value of all Shares of the Fund at the end of such calendar month

     (2) If PSI reasonably determines that the Fund or its transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among PSI and each Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Distribution Fees accrued in respect of all such Shares of all Funds during a particular calendar month will be allocated to PSI or each Successor Distributor by multiplying the total of such Distribution Fees by the following fraction:

                                     (A)/(B)

where:

A = Average Net Asset Value of all such Shares of the Fund for such calendar month attributed to PSI or such Successor Distributor, as the case may be

B = Total average Net Asset Value of all such Shares of the Fund for such calendar month

PART IV: ADJUSTMENT OF PSI'S SHARE AND SUCCESSOR DISTRIBUTORS' SHARES

     If the terms of any Underwriting Agreement, any Plan, any Prospectus, the Conduct Rules or any other applicable law change the rate at which Distribution Fees or Service Fees are computed with reference to the Net Asset Value of Shares of the Fund, these allocation procedures must be revised in light of such changes in a manner which carries out the intent of these allocation procedures.